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                                                                    EXHIBIT 23.6

            CONSENT OF LIDDELL, SAPP, ZIVLEY, HILL & LaBOON, L.L.P.

         We consent to the reference to our Firm under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus of Olicom A/S and CrossComm Corporation that is made a part of the Registration Statement on Form F-4 of Olicom A/S.





Dallas, Texas                 /s/ Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
April 4, 1997